Exhibit 5

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Date: March 18, 2019

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WSHP BIOLOGICS HOLDINGS, LLC

By:	/s/ Jeffrey Holway
Name: Its:	Jeffrey Holway Authorized Signatory

WATER STREET HEALTHCARE PARTNERS II, L.P.

By: Its:	Water Street Healthcare Management II, L.P. General Partner

By: Its:	Water Street Healthcare Partners, LLC General Partner

By:	/s/ Timothy A. Dugan
Name: Its:	Timothy A. Dugan Authorized Signatory

WATER STREET HEALTHCARE MANAGEMENT II, L.P.

By: Its:	Water Street Healthcare Partners, LLC General Partner

By:	/s/ Timothy A. Dugan
Name: Its:	Timothy A. Dugan Authorized Signatory

WATER STREET HEALTHCARE PARTNERS, LLC

By:	/s/ Timothy A. Dugan
Name: Its:	Timothy A. Dugan Authorized Signatory